INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (the "Agreement") dated as of August 23, 2013 (the "Effective Date") is made among: VINCENT A. PALMIERI, an individual having an address at 79405 Highway 111, Suite 9488, La Quinta, California 92253 ("Palmieri"); LEONARD M. CAPRINO, an individual having an address at 3869 Vista Verde, Palm Springs, California 92262 ("Caprino"); ROY A. GIVENS, an individual having an address at 71530 Quail Trail, Palm Springs, California 92260 ("Givens") RAYMOND A. MADICK, an individual having an address at 42816 Del Lago Court, Indio, CA 92203 ("Madick"; collectively, Palmieri, Caprino, Givens and Madick are referred to herein as the "Assignors"); and

SOLARIS POWER CELLS, INC., a company incorporated under the laws of the State of Nevada, having a business office at 21194 N. 82nd Street, Scottsdale, Arizona 85255 ("Solaris").

WHEREAS:

A.	The Assignors are the legal and beneficial owners of certain Intellectual Property, as that term is defined herein.

B.	Each of the Assignors are a director or officer of Solaris and as such qualify as an accredited investor under Rule 501 of Regulation D.

C.

The Assignors wish to assign the Intellectual Property to Solaris in exchange for the issuance of 8,880,000 common shares of Solaris, following a recent 24 for one forward split of the common shares of Solaris (each post-split share, a "Share") to the Assignors.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

(a)

"Intellectual Property" means any intellectual property of every nature, whether registered or unregistered, owned or otherwise held by any one or more of Palmieri, Caprino, Givens and Madick that is used in connection with a solid state energy storage cell device the focus of the Solaris Power Cells business, including all copyrights, patents, patent rights, trade-marks, design patents, industrial designs, applications for any of the foregoing, inventions, trade secrets, know-how, confidential information, inventions, inventor’s notes, research data, drawings and designs, formulae, calculations, processes, and prototypes, and further including any and all modifications, improvements, customizations, and enhancements made to any of the foregoing;

(b)	"NRG Power Cells" means a renewable energy storage business or proposed business carried on under the name NRG Power Cells and Solaris Power Cells.

2.	ASSIGNMENT

2.1	Assignment of Intellectual Property

The Assignors hereby assign, quitclaim and transfer all right, title and interest in and to the Intellectual Property to Solaris, as of the Effective Date.

2.2	Non-Assignable Intellectual Property

If the Assignors have any right to the Intellectual Property that, by operation of law, cannot be assigned to Solaris, then the Assignors hereby unconditionally and irrevocably grant to Solaris an exclusive, irrevocable, perpetual, worldwide, fully paid-up and royalty free license (with rights to sub-license through multiple levels of sub-licenses) to all such rights for the full duration of such rights, including any renewals or extensions thereof. If the Intellectual Property includes any property that, by operation of law, cannot be assigned to Solaris or licensed in the manner set out above in this Section of the Agreement, then the Assignors hereby unconditionally and irrevocably waive the enforcement of their rights to such Intellectual Property.

3.	ISSUANCE OF SHARES

3.1	Issuance

Solaris hereby agrees to issue 2,220,000 Shares to each of the Assignors (for an aggregate issuance of 8,880,000 Shares) on the Effective Date. In the event the Company completes the Split, the number of Shares shall be increased proportionately to account for the Split.

3.2	Legend

The Assignors acknowledge that the certificate representing the Shares shall bear the following legend:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNORS

4.1	Assignors’ Representations, Warranties and Covenants

Each of Palmieri, Caprino, Givens and Madick hereby represents, warrants and covenants to Solaris that:

(a)	each of Palmieri, Caprino, Givens and Madick have the capacity to enter into this Agreement and to carry out the transactions contemplated hereunder;

(b)	this Agreement constitutes a legal, valid and binding obligation on each of Assignors;

(c)	to the actual knowledge of each of Palmieri, Caprino, Givens and Madick, no action or proceeding has been commenced or filed against the Assignors related to the Intellectual Property;

(d)

the Assignors are the sole legal and beneficial owners of all right, title and interest in and to the Intellectual Property, free and clear of any lien, claim, charge, security interest or encumbrance;

(e)

subject to the rights granted to Solaris under this Agreement, the Assignors have the exclusive right to possess and use the Intellectual Property and have not sold the Intellectual Property, or granted any license or other right in respect of the Intellectual Property, to any third party;

(f)	to the actual knowledge of each of Palmieri, Caprino, Givens and Madick, there is no restriction on the ability of the Assignors to use or exploit all of the Intellectual Property;

(g)

to the actual knowledge of each of Palmieri, Caprino, Givens and Madick, neither the use nor possession of the Intellectual Property by the Assignors infringe or will infringe upon the industrial or intellectual property rights of any third party. To the actual knowledge of each of Palmieri, Caprino, Givens and Madick, the Assignors are not aware of any claim alleging or asserting any infringement or breach of any industrial or intellectual property rights relating to the Intellectual Property;

(h)	all individuals involved in the research and development efforts or who provided input relating to the Intellectual Property:

(i)

were either (A) employees hired by the Assignors or any one of them or (B) contractors of the Assignors or any one of them who executed enforceable agreements with the Assignors irrevocably assigning to the Assignors all rights arising from their endeavours;

(ii) have executed irrevocable waivers of moral rights; and

(iii)

are bound by written confidentiality agreements not to disclose or make use of the Intellectual Property for their own benefit or for the benefit of anyone other than the Assignors without the written consent of the Assignors;

(i)	the Intellectual Property constitutes all of the intellectual property assets of the Assignors relating to NRG Power Cells; and

(j)

except for the transactions contemplated by this Agreement, there is no agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Assignors of any of the Intellectual Property.

4.2	Delivery

The Vendor will deliver to Solaris possession of the Intellectual Property as of the Effective Date, and will execute and deliver, or cause to be executed and delivered, all documents and instruments necessary to effectively vest title to the Intellectual Property in Solaris as contemplated under this Agreement.

5.	MISCELLANEOUS

5.1	Survival

The representations, warranties and obligations of the Assignors contained in this Agreement or in any document delivered under this Agreement will survive the closing of the transactions contemplated by this Agreement.

5.2	Entire Agreement

This Agreement, including any schedules attached hereto (as the case may be), and all other documents and instruments referred to in this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations and understandings. No provision of this Agreement may be amended or waived except in writing.

5.3	Further Assurances

Each party will from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement and to complete the assignment of the Intellectual Property.

5.4	Assignments

No party to this Agreement has the right to assign any right, benefit or interest in this Agreement without the written consent of the other parties.

5.5	Binding Effect

This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

5.6	Severability

If any provision of this Agreement is held to be unenforceable, then the remaining provisions will continue in full force and effect. The parties will in good faith negotiate a mutually acceptable and enforceable substitute for the unenforceable provision, which substitute will be as consistent as possible with the original intent of the parties.

5.7	Choice of Law

This Agreement will be governed by and construed in accordance with the laws of the state of California

5.8	Counterpart

This Agreement may be executed in counterpart and such counterparts together will constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), will be equally effective as delivery of a manually executed counterpart hereof. The parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defence based on the execution hereof in counterpart or the delivery of such executed counterparts by electronic means.

IN WITNESS WHEREOF, the parties have executed this Agreement as of and with effect from the Effective Date.

VINCENT A. PALMIERI		LEONARD M. CAPRINO

	“Vincent A. Palmieri”	“Leonard M. Caprino”

ROY A. GIVENS		RAYMOND A. MADICK

	“Roy A. Givens”	“Raymond A. Madick”

SOLARIS POWER CELLS, INC.

Per:	“Ian Lev”
IAN LEV